UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2020

BEIGENE, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-37686 (Commission File Number)	98-1209416 (I.R.S. Employer Identification No.)

c/o Mourant Ozannes Corporate Services (Cayman) Limited

94 Solaris Avenue, Camana Bay

Grand Cayman KY1-1108

Cayman Islands
(Address of principal executive offices) (Zip Code)

+1 (345) 949 4123

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	BGNE	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited

*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Registered Direct Offering of Shares

On July 12, 2020, BeiGene, Ltd. (the “Company”) entered into a share purchase agreement (the “Purchase Agreement”) with the purchasers identified therein (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, 145,838,979 ordinary shares, par value $0.0001 per share (the “Shares”), at a purchase price of $14.2308 per Share (the “Registered Offering”), equivalent to $185.00 per American Depositary Share, for aggregate gross proceeds of approximately $2.08 billion, before deducting offering expenses. The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Purchasers and customary conditions to closing. The Registered Offering is expected to close on or about July 15, 2020, subject to satisfaction of customary closing conditions.

Purchasers in the Registered Offering included investment funds associated with Hillhouse Capital (“Hillhouse”) and Baker Bros. Advisors LP ( “Baker Brothers”), as well as Amgen Inc. (“Amgen”), all of which are existing shareholders and affiliates of the Company. One of the Company's directors, Michael Yi, is affiliated with Hillhouse, two of the Company's directors, Michael Goller and Ranjeev Krishana, are affiliated with Baker Brothers, and one of the Company’s directors, Anthony C. Hooper, is a consultant to Amgen.

The Shares were offered by the Company pursuant to an automatically effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on May 11, 2020 (File No. 333-238181). The Company filed a final prospectus supplement in connection with the Registered Offering on July 13, 2020.

The representations, warranties and covenants contained in the Purchase Agreement were made only for the purpose of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Purchase Agreement, is not complete and is qualified in its entirety by reference to the full text of the form of the Purchase Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated by reference herein.

The legal opinion of Mourant Ozannes relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

Item 8.01 Other Events

On July 12, 2020, the Company issued a press release announcing the Registered Offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Exhibit 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Mourant Ozannes

10.1	Form of Share Purchase Agreement

23.1	Consent of Mourant Ozannes (contained in Exhibit 5.1)

99.1	Press Release dated July 12, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: July 13, 2020	By:	/s/ Scott. A Samuels
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel

3